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                                                                  Exhibit 1.1(b)

                         Nuveen Unit Trusts, Series 70

                         Trust Indenture and Agreement

                           Dated: November 10, 1999

     This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 4 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                               Witnesseth That:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                    Part I

                    Standard Terms and Conditions of Trust

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

          (b) The fractional undivided interest in and ownership of a Trust Fund represented by each Unit for a Trust on the Initial Date of Deposit is 1/(the number of Units) set forth under the caption "Statement of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus.


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          (c)  The number of Units created of the Trusts are set forth under the caption "Statement of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus for the Trusts.

          (d) Section 10.02 shall be amended to read in its entirety as follows:

          Section 10.02. Initial Costs. Subject to reimbursement as hereinafter provided, the cost of organizing a Trust and the sale of a Trust Unit shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of a Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing a Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing a Trust exceed the estimated per Unit amount of organization costs set forth in the prospectus for a Trust multiplied by the number of Units of a Trust outstanding at the earlier of six months after the Initial Date of Deposit or the end of the initial offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing a Trust incurred after the earlier of six months after the Initial Date of Deposit or the end of the initial offering period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of the Unit holders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 10.02 shall be held and administered as assets of a Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Condition of a Trust included in the Prospectus not later than the 10 calendar days following the Initial Date of Deposit or deposit of additional Securities, as applicable and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section
10.02 shall be held by the Trustee, without interest, and reserved for such purpose and accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing a Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in a Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing a Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to a Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

          (e) Article I of the Standard Terms and conditions of Trust is hereby amended to replace the definitions of "Capital Distribution Date," "Contract Securities," "Initial Date of Deposit," "Mandatory Termination Date," "Record Date," "Securities," and "Unit" and to add the following definitions:

          Capital Distribution Date

               The meaning assigned to it in the Prospectus for a Trust.

          Mandatory Termination Date

               The meaning assigned to it in the Prospectus for a Trust.

          Prospectus

               The prospectus relating to a Trust in the form first used to confirm sales of Units.

          Evaluator

               The party designated in the Prospectus for a Trust or any party appointed by the Sponsor.

          Contract Securities

               The Securities which are to be acquired by any Trust Fund pursuant to a contract or contracts for the purchase of such securities which have been assigned to the Trustee along with the amounts required for their purchase which have been delivered to the Trustee.

          Initial Date of Deposit

               The meaning assigned to it in the Prospectus for each respective Trust Fund.

          Record Date

               As applicable, the meaning assigned in "Income Record Date" and/or "Capital Record Date" in the Prospectus for each respective Trust Fund.

          Securities

               The securities, including Contract Securities listed in Schedule A to the Trust Agreement or other securities that may be deposited in a Trust Fund and any obligations received in exchange or substitution for such securities, as may from time to time continue to be held as a part of any Trust Fund.

          Unit

               The fractional undivided interest in and ownership of an individual Trust Fund equal initially to 1/(the number of Units of fractional undivided interest outstanding) provided in the Statement of Condition in the Prospectus for a Trust Fund, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof and (2) decreased by the number of any such Units redeemed as provided in Section 5.02. Whenever reference is made herein to the "interest" of a Unitholder in a Trust Fund or in the Income or Capital Accounts, it shall mean such fractional undivided interest represented by the number of Units, whether or not evidenced by a Certificate or Certificates, held of record by such Unitholder in such Trust Fund.


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                                                                       Ex.1.1(b)


               (f) The following shall be added at the end of the first paragraph of subsection (a) of Section 5.03:

          "The notice and form of election to be sent to Unitholders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions."




               (g) The following subsection (d) shall be added to Section 7.02:

               (d) The Depositor may employ agents in connection with its duties under Section 3.11 and 3.13 hereof and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from a Trust Fund, provided, however, that the amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from a Trust Fund and from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefor upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

               (h) Section 4.01 shall be amended to read in its entirety as follows:

               Section 4.01. Evaluation of Securities. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the value of each issue of Securities as of the Evaluation Time as provided in the following manner:

               (a) The Evaluator will prepare each evaluation for which market quotations for the Securities are available by the use of outside services normally used and contracted with for this purpose. If the Securities are listed on a national securities exchange or The NASDAQ Stock Market, Inc., the evaluation will be based on the closing sale price on the exchange or system (if a Security is listed on the New York Stock Exchange, the closing sale price on that exchange shall apply) or, if there is no closing sale price on the exchange or system, at the closing bid price on the exchange or system. If such market quotations are not available, the Evaluator shall determine the value of the Securities. Such evaluation shall generally be based on the current bid prices on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). If such prices are not available on the over-the-counter market, the evaluation will generally be made by the Evaluator in good faith (1) on the basis of the current bid prices for comparable securities, (2) by the Evaluator's appraising the value of the Securities in good faith at the bid side of the market or (3) by any combination thereof. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Securities on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.02, the amount of cash then held in the Capital Account which was received by the Trustee after the Record Date preceding such determination less any amounts held in the Capital Account for distribution to Unitholders on a subsequent Distribution Date when a Record Date occurs four business days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities.

     With respect to any Security not listed on a national exchange or The NASDAQ Stock Market, Inc., or, with respect to a Security so listed but The Evaluator deems the closing sale price on the relevant exchange to be inappropriate as a basis for valuation, upon the Evaluator's request, the Depositor shall, from time to time, designate one or more evaluation services or other sources of information on which the Evaluator shall be authorized conclusively to rely in evaluating such Security, and the Evaluator shall have no liability for any errors in the information so received. The cost thereof shall be an expense reimbursable to the Evaluator from the Income and Capital Accounts.

               (b) Notwithstanding Section 4.01(a), except in those cases in which the Securities are listed on a national securities exchange or The NASDAQ Stock Market, Inc., and the closing sales prices are used and except for Trust Fund Evaluations required by Section 5.02 in determining Redemption Price, during the initial offering period, the evaluations of the Securities shall generally be made in the manner described in Section 4.01(a) based on the closing ask prices of the Securities rather than the closing bid prices.

               (i) Section 5.01 shall be amended to read in its entirety as follows:

               Section 5.01. Trust Fund Evaluation. As of the Evaluation Time next following any tender by a Unitholder for redemption and on any other business day desired by it or as may be required hereunder, the Trustee shall as to each Trust Fund:

Add

               (1) cash on hand in a Trust Fund (other than cash held especially for the purchase of Contract Securities) and moneys in the process of being collected from declared dividends,

               (2) the aggregate value of each issue of the Securities in a Trust Fund (including Contract Securities) as determined by the Evaluator pursuant to Section 4.01, and

               (3)  all other assets of a Trust;

Deduct

               (1) amounts representing any applicable taxes, governmental charges or other charges pursuant to Section 3.03 payable out of a Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,

               (2) amounts representing estimated accrued fees and expenses of a Trust Fund including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), the Evaluator, the Depositor and counsel, and

               (3)  amounts representing unpaid accrued organization costs, and


               (4) cash allocated for distribution to Unitholders of a Trust Fund of record as of the business day prior to the evaluation then being made.

The resulting figure is herein called a "Trust Fund Evaluation." Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with Section 10.02 for purposes of determining a Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

               (j) Notwithstanding anything to the contrary contained in Sections 3.04, 3.11, 3.13, 4.03 and 8.05, expenses of a Trust shall be paid to the appropriate party on or about the 15th day of each month. Until the Trustee is notified by the Depositor that the primary offering period has terminated, the fees, where applicable, shall be accrued daily and based on the number of Units outstanding on each day.

After the primary offering period has terminated, the fees, where applicable, shall accrue daily and be based on the number of Units outstanding on the most recent prior Record Date specified in the Prospectus or the number of units outstanding at the end of the initial offering period, as appropriate.

               (k) Section 8.01(i) shall be amended to read in its entirety as follows:

               (i) Notwithstanding any provisions of this Agreement to the contrary, no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for a Trust Fund or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

               (l)  The following replaces the first two sentences of Section
8:05:

               The Trustee shall receive at the times and in the manner set forth in Section 3.04 as compensation for performing the usual, ordinary, normal and recurring services under this Agreement during the preceding month an amount equal to the amount specified as compensation for the Trustee in the Prospectus. Such fee shall accrue daily and be computed on the basis of the largest number of Units outstanding during the period with respect to which such compensation is paid.

               (m) All references to the "NASDAQ National Market System" herein and in the Standard Terms and Conditions of Trust are replaced with "The NASDAQ Stock Market, Inc."

               (n) Section 8.01 shall be amended to add the following as paragraph (1):

               (1) The Trustee except by reason of its own negligence or willful misconduct shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.


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          In Witness Whereof, John Nuveen & Co. Incorporated, has caused this
Trust Indenture and Agreement for Nuveen Unit Trusts, Series 70 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.

                                       John Nuveen & Co. Incorporated,
                                                   Depositor


                                       By /s/ Robert K. Burke
                                          ----------------------------
                                              Authorized Officer


(Seal)

Attest:

By /s/ Karen L. Healy
   -------------------------
       Assistant Secretary

                                       The Chase Manhattan Bank, Trustee


                                       By /s/ Alfred Miller
                                          ----------------------------
                                              Assistant Vice President


(Seal)

Attest:

By /s/ Robert E. Lisk
   --------------------------
       Assistant Treasurer


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                Schedule A to the Trust Indenture and Agreement

                        Securities Initially Deposited

                                      in

                         Nuveen Unit Trusts, SERIES 70



    (Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for the Trusts in the Prospectus.)


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